As filed with the Securities and Exchange Commission on November 13, 2023
File Nos. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
TORO CORP.
(Exact name of registrant as specified in its charter)
The Republic of the Marshall Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
223 Christodoulou Chatzipavlou Street Hawaii Royal Gardens, 3036 Limassol Cyprus + 357 25 357 768	Puglisi & Associates 850 Library Avenue Newark, Delaware 19711 Tel: +1 302 738 6680
(Address and telephone number of Registrant’s principal executive offices)	(Name, address and telephone number of agent for service)
Copies to:
Nikolaos G. Andronikos
Sullivan & Cromwell LLP
1 New Fetter Lane
London EC4A 1AN, England
Tel. No.: 011-44-20-7959-8900
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission, in which this prospectus is included, is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
PROSPECTUS (subject to completion, dated November 13, 2023)
$200,000,000

TORO CORP.

Common Shares
(including associated Preferred Share Purchase Rights), Preferred Shares, Debt Securities, Warrants, Purchase Contracts, Rights and Units
We may use this prospectus to offer, from time to time in one or more offerings, of up to an aggregate amount of $200,000,000 common shares, par value $0.001 per share (including associated Preferred Share Purchase Rights under our Shareholder Protection Rights Agreement), preferred shares, debt securities, warrants, purchase contracts, rights or units. Such securities will be offered in amounts, at prices and on terms to be determined at the time of their offering and will be described in a supplement to this prospectus.
The securities described in this prospectus may be sold directly, on a continuous or delayed basis, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution.” We may also describe the plan of distribution for any particular offering of the securities in any applicable prospectus supplement. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.
Our common shares are listed on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “TORO”. On November 6, 2023, the closing price for our common shares as reported on the Nasdaq was $4.05 per share.
You should read this prospectus and any applicable prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
Investing in these securities involves certain risks. See “Risk Factors” beginning on page 8.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf process, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus and we may add, update or change information contained in this prospectus by incorporating by reference information that we file or furnish to the SEC. The particular terms of any security will be described in the related prospectus supplement. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information.”
This prospectus and any prospectus supplement do not contain all of the information in the registration statement. Documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed with documents that we file or furnish to the SEC and incorporate by reference in this prospectus. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain as described below under “Where You Can Find Additional Information.”
We have not authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. The information contained or incorporated by reference in this prospectus and any prospectus supplement is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When this prospectus or a prospectus supplement are delivered or a sale pursuant to this prospectus or a prospectus supplement is made, we are not implying that the information is current as of the date of the delivery or sale. You should not consider any information in this prospectus, any prospectus supplement or in the documents incorporated by reference herein to be investment, financial, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.
We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless the context otherwise requires, as used in this prospectus, the terms “Company”, “we”, “us” and “our” refer to Toro Corp. and all of its subsidiaries, and “Toro” refers only to Toro Corp. and not to its subsidiaries. The common shares, par value $0.001 per share (including associated Preferred Share Purchase Rights under our Shareholder Protection Rights Agreement), preferred shares, debt securities, warrants, purchase contracts, rights and units that may be offered using this prospectus are referred to collectively as the “securities”. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts presented in this prospectus are in, United States dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

NOTICE TO INVESTORS IN THE EEA
This prospectus (and any related prospectus supplement or addendum) is not a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). This prospectus has been prepared, and any related prospectus supplement or addendum will be prepared, on the basis that any offer of the securities contemplated in this prospectus and any related prospectus supplement or addendum in any Member State of the European Economic Area (“EEA”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of such securities. Accordingly any person making or intending to make an offer in that Member State of securities which are the subject of the offering contemplated in this offering circular and any related supplement or addendum may only do so in circumstances in which there is no obligation for a prospectus to be published pursuant to Article 3 of the Prospectus Regulation in relation to such offer. The Selling Shareholder has not authorized, nor does it authorize, the making of any offer of such securities in circumstances in which an obligation arises for the Selling Shareholder or any dealer, agent, broker-dealer, or underwriter appointed by it in relation to such offer to publish a prospectus for such offer.
MIFID II Product Governance
Any prospectus supplement in respect of the securities contemplated in this prospectus may include a legend entitled “MiFID II Product Governance” which will outline the target market assessment in respect of such securities and which channels for distribution of such securities are appropriate. Any person subsequently offering, selling or recommending such securities (a “distributor”) should take into consideration the target market assessment; however, a distributor subject to Directive 2014/65/EU is responsible for undertaking its own target market assessment in respect of such securities (by either adopting or refining the target market assessment) and determining appropriate distribution channels.
NOTICE TO INVESTORS IN THE UK
This prospectus (and any related prospectus supplement or addendum) is not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”). This prospectus has been prepared, and any related prospectus supplement or addendum will be prepared, on the basis that any offer of the securities contemplated in this prospectus or any related prospectus supplement or addendum in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of such securities. Accordingly any person making or intending to make an offer in the UK of securities which are the subject of the offering contemplated in this offering circular and any related prospectus supplement or addendum may only do so in circumstances in which there is no obligation to publish a prospectus pursuant to Section 85 of the Financial Services and Markets Act 2000, as amended (the “FSMA”) in relation to such offer. The Selling Shareholder has not authorized, nor does it authorize, the making of any offer of such securities in circumstances in which an obligation arises for the Selling Shareholder or any dealer, agent, broker-dealer, or underwriter appointed by it in relation to such offer to publish a prospectus for such offer.
UK MiFIR Product Governance
Any prospectus supplement in respect of the securities contemplated in this prospectus , may include a legend entitled “UK MiFIR Product Governance” which will outline the target market assessment in respect of such securities and which channels for distribution of such securities are appropriate. Any person subsequently offering, selling or recommending the securities (a “distributor”) should take into consideration the target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the securities (by either adopting or refining the target market assessment) and determining appropriate distribution channels.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The forward-looking information in this prospectus may not accurately predict future results.
The disclosure and analysis set forth in this prospectus includes assumptions, expectations, projections, intentions and beliefs about future events in a number of places, particularly in relation to our operations, cash flows, financial position, plans, strategies, business prospects, changes and trends in our business and the markets in which we operate. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include all matters that are not historical facts or matters of fact at the date of this prospectus and reflect our current views with respect to future events and financial performance. These forward-looking statements may generally, but not always, be identified by the use of works such as “anticipate”, “believe”, “targets”, “likely”, “will”, “would”, “could”, “should”, “seeks”, “continue”, “contemplate”, “possible”, “might”, “expect”, “intend”, “estimate”, “forecast”, “project”, “plan”, “objective”, “potential”, “may”, “anticipates” or similar expressions or phrases.
The forward-looking statements in this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these forward-looking statements, including these expectations, beliefs or projections.
In addition to these assumptions, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include generally:
•
our business strategy, expected capital spending and other plans and objectives for future operations, including our ability to expand our business as a new entrant to the tanker and liquid petroleum gas (“LPG”) shipping industries;

•	tanker and LPG market conditions and trends, including volatility in charter rates (particularly for vessels employed in the spot voyage market or in commercial pools);
•
factors affecting supply and demand for vessels such as fluctuations in demand for and the price of crude oil and/or refined petroleum products as well as of petrochemical and liquefied petroleum gas products, opportunities for the profitable operations of tanker and/or LPG carriers and the strength of world economies;

•	the effects of our spin-off by Castor Maritime Inc.;
•
our ability to realize the expected benefits from our vessel acquisitions, and the effects of our fleet’s size on our future financial condition, operating results, future revenues and expenses, future liquidity and the adequacy of cash flows from our operations;

•	the market value of our vessels, which, if it declines, could cause us to incur impairment charges and breach the covenants under our debt agreements;
•
our relationships with our current and future service providers and customers, including the ongoing performance of their obligations, dependence on their expertise, compliance with applicable laws, and any impacts on our reputation due to our association with them;

•
our ability to borrow under debt agreements or to refinance our debt on favorable terms and our ability to comply with the covenants contained therein, in particular due to economic, financial or operational reasons;

•	competition in the tanker and LPG marine transportation industries;
•	future LPG, crude oil and oil products prices and production;
•	the supply of petrochemical gases, including ethane and ethylene, available for seaborne transportation;

•
our continued ability to enter into time charters, voyage charters and pool arrangements with existing and new customers and pool operators, and to re-charter our vessels upon the expiry of the existing charters;

•	changes in our operating and capitalized expenses, including bunker prices, dry-docking, insurance costs, costs associated with regulatory compliance and costs associated with climate change;
•
our ability to fund future capital expenditures and investments in the acquisition and refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime and lost revenue);

•	instances of off-hire, including due to vessel upgrades and repairs;
•	fluctuations in interest rates and currencies, including the value of the U.S. dollar relative to other currencies;
•	future sales of our securities in the public market and our ability to maintain compliance with applicable listing standards;
•	volatility in our share price, including due to high-volume transactions in our shares by retail investors;
•	potential conflicts of interest involving members of our Board, senior management and certain of our service providers that are related parties;
•
general domestic and international political conditions or events, including conflicts and wars, such as the ongoing armed conflicts affecting each of Ukraine and Middle East, international sanctions, “trade wars”, global public health threats and major outbreaks of disease;

•
changes in seaborne and other transportation, including due to fluctuating demand for tanker carriers and/or LPG carriers and/or disruption of shipping routes due to accidents, political events, international sanctions, international hostilities and instability, piracy, war or acts of terrorism;

•	changes in governmental rules and regulations or actions taken by regulatory authorities, including changes to environmental regulations applicable to the shipping industry;
•	business disruptions due to natural disasters or other disasters outside our control;
•	accidents or the occurrence of other events related to the operational risks associated with transporting crude oil and/or refined petroleum products and/ or liquefied petroleum products; and
•
any other factor described in this prospectus, or the documents incorporated by reference herein, or in our filings with the SEC, including Toro’s Annual Report on Form 20-F for the year ended December 31, 2022 (the “Annual Report”) and our Report on Form 6-K filed with the SEC on November 13, 2023 (the “LPG Report”), incorporated by reference herein.

The information set forth in this prospectus or the documents incorporated by reference into this prospectus speaks only as of the dates stated in these documents, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication, except to the extent required by applicable law. New factors emerge from time to time, and it is not possible for us to predict all or any of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. Please see our filings with the SEC for a more complete discussion of these foregoing and other risks and uncertainties. These factors and the other risk factors described in this prospectus and the documents incorporated by reference into this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.
You should carefully consider the cautionary statements contained or referred to in this section in connection with the forward looking statements contained in this prospectus or the documents incorporated by reference into this prospectus and any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

TORO CORP.
We are a growth-oriented shipping company that acquires, owns, charters and operates oceangoing tanker vessels and LPG carrier vessels and provides worldwide energy seaborne transportation services. As of November 13, 2023, we maintain a fleet of eight vessels, with an aggregate capacity of 0.3 million dwt, consisting of one Aframax, one Aframax/LR2, two Handysize tankers and four 5,000 cbm LPG carriers. On September 1, 2023 and September 5, 2023, respectively, we agreed to sell a Handysize tanker, the M/T Wonder Formosa, and an Aframax tanker, the M/T Wonder Vega, with expected deliveries to their new owners during the fourth quarter of 2023.
Our common shares trade on the Nasdaq Capital Market under the symbol “TORO”.
Toro Corp. is incorporated in the Marshall Islands and has its principal executive offices at 223 Christodoulou Chatzipavlou Street, Hawaii Royal Gardens, 3036 Limassol, Cyprus, Tel: +357 25 357 768. Our website is www.torocorp.com. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.
You can find a more detailed description of Toro’s business in the Annual Report, the LPG Report and other documents incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act. Under the registration statement, we may sell from time to time up to $200,000,000 of the securities described in this prospectus in one or more offerings. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. You may review a copy of the registration statement through the SEC’s website.
We are subject to the informational requirements of the Exchange Act. In accordance with these requirements we file reports and other information with the SEC, including annual reports on Form 20-F and periodic reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. Our filings are also available on our website at www.torocorp.com. This web address is provided as an inactive textual reference only. Information contained on, or that can be accessed through, these websites, does not constitute part of, and is not incorporated into, this prospectus.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we furnish or make available to our shareholders annual reports containing our financial statements prepared in accordance with U.S. GAAP.
You may also request a copy of our filings at no cost, excluding the exhibits to such filings, by writing or telephoning us at the following address:
Toro Corp.
223 Christodoulou Chatzipavlou Street
Hawaii Royal Gardens
3036 Limassol, Cyprus
Tel: + 357 25 357 768

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference in this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring to these documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference in this prospectus the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Exchange Act until we complete the offerings using this prospectus:
•	Annual Report of Toro Corp. on Form 20-F for the year ended December 31, 2022, filed on March 8, 2023;
•	The description of the Common Shares contained in Exhibit 2.2 to the Annual Report, including any amendment or report filed for the purpose of updating such description; and
•
The reports on Form 6-K filed on April 17, 2023, April 27, 2023, May 4, 2023, May 19, 2023, May 23, 2023 (only the filing with film number 23946737), May 30, 2023, June 15, 2023, June 27, 2023, August 8, 2023, August 9, 2023 (only the filling with film number 231153393), September 20, 2023, November 9, 2023 (only the filling with film number 231390329) and November 13, 2023.

In addition, all reports and other documents subsequently filed (but not furnished) by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (i) after the date of the initial registration statement on Form F-3 of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and until the filing of a post-effective amendment to the registration statement of which this prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from their respective dates of filing.
The information that Toro files with the SEC, including future filings, automatically updates and supersedes information in documents filed at earlier dates. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.
The Annual Report contains a summary description of our business and audited consolidated financial statements with a report by our independent registered public accounting firm. These financial statements are prepared in accordance with U.S. GAAP.
We have not authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
You may obtain any of the documents incorporated by reference in this prospectus as specified in the section of this prospectus captioned “Where You Can Find More Information”.

RISK FACTORS
Investing in the securities involves a high degree of risk. Before investing in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus and any prospectus supplement, including the risks described under the heading “Risk Factors” in the Annual Report and the heading “Risks relating to our LPG Segment” in the LPG Report, in each case as updated by annual and other reports and documents we file with or furnish to the SEC that are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could suffer, the trading price and liquidity of our securities could decline and you may lose all or part of your investment in such securities.
Additional risks, if any, specific to particular securities issued under this prospectus will be detailed in the applicable prospectus supplements.

USE OF PROCEEDS
Unless we specify otherwise in any prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for capital expenditures, working capital, to make vessel, other asset or share acquisitions, to fund the construction of newbuild vessels or for other general corporate purposes, or a combination thereof. Vessel acquisitions may be structured as individual assets purchases, the acquisition of the equity interests of vessel owning entities or the acquisition of the equity interests of the direct or indirect owner of one or more vessels or shipping assets or the acquisition, in whole or in part, of private or listed entities that are engaged in maritime transportation services.

CAPITALIZATION
The following table sets forth our capitalization as of September 30, 2023. The table presents information:
•	on an actual basis;
•	on an as-adjusted basis, to give effect to events that have occurred between October 1, 2023 and November 13, 2023:
(1) scheduled principal repayments under our credit facilities of $0.3 million; and
(2) dividends on Series A Preferred Shares of $0.1 million
(All figures in U.S. dollars)	Actual	As Adjusted
Debt:
Long-term debt (including current portion) — Secured(1)	$5,593,600	$5,257,200
Total debt	$5,593,600	$5,257,200

Mezzanine equity:
Series A Preferred Shares	$118,848,806	$118,848,806

Parent company equity/ Shareholders Equity:
Capital Stock	$19,201	$19,201
Series B Preferred Shares	$40	$40
Additional paid-in capital	$56,834,671	$56,834,671
Retained earnings	$92,585,421	$92,542,643
Total parent company equity/ Shareholders Equity	$149,439,333	$149,396,555
Total Capitalization	$273,881,739	$273,502,561
(1)
Long Term Debt is presented gross of deferred financing costs and the capitalization table does not take into account any amortization of deferred finance fees incurred between October 1, 2023 and November 13, 2023.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, based on information available to us as of November 13, 2023, including information contained in public filings, certain information regarding beneficial ownership of 5% or more of the Company’s common shares and share ownership by the Company’s directors and officers.
The percentage of beneficial ownership is based on 19,201,009 common shares outstanding as of November 13, 2023.
Name of Beneficial Owner	No. of Common Shares	Percentage
Pani Corp.(1)	9,611,240	50.1%
All executive officers and directors as a group (excluding Petros Panagiotidis)(2)	—	—%
(1)
Pani Corp. is a corporation organized under the laws of the Republic of Liberia. Pani Corp. is controlled by the Company’s Chairman and Chief Executive Officer, Petros Panagiotidis. As of November 13, 2023, Mr. Panagiotidis beneficially owns (i) the 8,500,000 common shares which were acquired by Pani Corp. in a private placement on April 17, 2023, (ii) 11,240 common shares acquired by Pani Corp. from Thalassa Investment Co. S.A., an entity controlled by Mr. Panagiotidis, on April 25, 2023 and transferred to Pani Corp. on April 25, 2023, and (iii) 1,100,000 restricted common shares, which were granted to Mr. Panagiotidis on September 28, 2023 pursuant to the Company’s Equity Incentive Plan and transferred to Pani Corp. on October 2, 2023. Under the Equity Incentive Plan, 500,000 restricted shares will vest on September 28, 2024, 300,000 restricted shares will vest on September 28, 2025 and the remaining 300,000 restricted shares will vest on September 28, 2026. The aggregate 9,611,240 common shares beneficially owned by Mr. Panagiotidis represent 50.1% of the 19,201,009 common shares outstanding on November 13, 2023. Mr. Panagiotidis also beneficially owns 40,000 of the Company’s Series B Preferred Shares, representing all such Series B Preferred Shares outstanding, each Series B Preferred Share having the voting power of 100,000 common shares. For further information regarding the Series B Preferred Shares, refer to “Item 10. Additional Information—B. Memorandum and Articles of Association” of the Company’s annual report on Form 20-F filed with the U.S. Securities and Exchange Commission on March 8, 2023. Mr. Panagiotidis therefore beneficially owns 50.2% of the Company’s total issued and outstanding share capital and controls 99.8% of the aggregate voting power of the Company’s total issued and outstanding share capital.

(2)	Excluding Petros Panagiotidis, none of the directors and executive officers individually, nor taken as a group, hold more than 1% of the outstanding common shares.

DESCRIPTION OF CAPITAL STOCK
A description of our common shares (including the associated Preferred Share Purchase Rights under our Shareholder Protection Rights Agreement) can be found under the heading “Additional Information” in our Annual Report and in Exhibit 2.2 to our Annual Report under the heading “Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934 – Description of our Common Shares” and “Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934 – Description of the Rights under the Stockholders Rights Agreement”, which descriptions are incorporated by reference herein. A description of our 1.00% Series A Fixed Rate Cumulative Perpetual Convertible Preferred Shares, Series B Preferred Shares and Series C Participating Preferred Shares can be found under the heading “Additional Information” in our Annual Report, which descriptions are incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES
We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, which will be specified in the applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee (to be named in a prospectus supplement), forms of which are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.”
The following describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus. The terms and provisions of any debt securities that we offer may differ from the terms described below, and may not be subject to or contain any or all of the terms described below. The specific terms and provisions of the debt securities, and the extent to which the general terms of the debt securities described in this prospectus apply to those debt securities, will be set forth in the applicable prospectus supplement. This description will include, where applicable:
•	the designation, aggregate principal amount and authorized denominations of such debt securities;
•	the issue price, expressed as a percentage of the aggregate principal amount of such debt securities;
•	the maturity date or dates of such debt securities;
•	the interest rate per annum, if any of such debt securities;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;
•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability and terms of any guarantees;
•
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	the denominations in which the debt securities of the series will be issuable;
•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	any agents for the debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars;
•	any applicable selling restrictions;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Each series of debt securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary. We will provide you with information on any material Marshall Islands and U.S. federal income tax considerations and other special considerations applicable to any debt securities in the applicable prospectus supplement.
The description in the applicable prospectus supplement of any debt securities the Company offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable indenture and any applicable supplemental indenture, which will be filed with the SEC if we offer any debt securities. You should read the applicable indenture, any applicable supplemental indenture and any applicable prospectus supplement in their entirety.

DESCRIPTION OF WARRANTS
We may offer and issue warrants to purchase any of our debt or equity securities, which will be specified in the applicable prospectus supplement. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. The terms of any warrants to be issued and a description of the material provisions of any applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the number and type of our securities purchasable upon exercise of such warrants;
•	the price at which our securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	the currency or currencies, in which the price of such warrants will be payable;
•	if applicable, a discussion of any material Marshall Islands and U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. You should read the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS
We may offer and issue purchase contracts for the purchase or sale of any of our debt or equity securities issued by us, which will be specified in the applicable prospectus supplement.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions, provisions relating to material Marshall Islands and U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.
The applicable prospectus supplement relating to any purchase contracts we offer will specify the material terms of the purchase contracts and whether they will be issued separately or as part of units. The description in the applicable prospectus supplement of any purchase contracts we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract agreement, a form of which will be filed with the SEC if we offer purchase contracts. You should read the applicable purchase contract agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities, which will be specified in the applicable prospectus supplement. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby purchase or underwriting agreement with one or more purchasers or underwriters pursuant to which such persons will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•	the exercise price for the rights;
•	the number of rights issued to each shareholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. You should read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
We may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities, which will be specified in the applicable prospectus supplement. The applicable prospectus supplement will describe the terms of the offered units. We expect that such terms will include, among others:
•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material Marshall Islands and U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.
The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, a form of which will be filed with the SEC if we offer units. You should read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION
We may sell or distribute the securities included in this prospectus through underwriters, whether individually or through an underwriting syndicate led by one or more managing underwriters, through agents, to dealers and/or directly to one or more purchasers. We may sell the securities from time to time at fixed prices, market prices prevailing at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices.
In addition, we may sell some or all of the securities included in this prospectus, in one or more transactions, through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus.
We may enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of our common shares by broker-dealers;
•	sell common shares short and deliver the shares to close out short positions; or
•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement. We reserve the right to accept and, from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange. Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities, the proceeds to us, any underwriting discounts or commissions and other items constituting underwriters’ compensation. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased.
Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions and on terms as may be set forth in the applicable prospectus supplement. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with underwriters, dealers and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act, to contribute to payments which the underwriters, dealers or agents may be required to make or to reimburse those persons for certain expenses. The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.
Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.
Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the Nasdaq, in the over-the-counter market or otherwise. These activities will be described in more detail in the applicable prospectus supplement.
Selling Restrictions
Notice to Investors in the EEA
In relation to each Member State of the European Economic Area (each a “Relevant State”), no common shares or warrants, purchase contracts, units or rights in respect of such common shares (together, “Equity Securities” and each, an “Equity Security”) have been offered or will be offered pursuant to any offering using this prospectus to the public in that Relevant State prior to the publication of a prospectus in relation to the relevant Equity Security which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”), except that such Equity Security may be offered to the public in that Relevant State at any time:
(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation); or
(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation, Provided that no such offer of the relevant Equity Security shall require the publication of a prospectus pursuant to Article 3 of the Prospectus Regulation or a prospectus supplement pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any Equity Securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any Equity Securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Equity Securities to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale. We, the representatives and each of our and the representatives’ affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of the foregoing provisions, the expression an “offer to the public” in relation to any of the Equity Securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Equity Security to be offered so as to enable an investor to decide to purchase or subscribe for such Equity Security.
Unless the prospectus supplement in respect of any preferred shares or warrants, purchase contracts or units in respect of such preferred shares (together, “Preferred Share Securities” and each a “Preferred Share Security”) or debt securities or warrants, purchase contracts or units in respect of such debt securities (together, “Debt Securities” and each a “Debt Security”) specifies the “Prohibition of Sales to EEA Retail Investors” as “Not Applicable”, then in connection with any offering of Preferred Share Securities or Debt Securities using this prospectus, no Preferred Share Securities or Debt Securities which are the subject of such offering may be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and

(b)
The expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the relevant Preferred Share Securities or Debt Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Preferred Share Securities or Debt Securities.

If the prospectus supplement in respect of any Preferred Share Security or Debt Security specifies the “Prohibition of Sales to EEA Retail Investors” as “Not Applicable”, then in relation to each Member State of the European Economic Area, no offering of Preferred Share Securities or Debt Securities which are the subject of such offering may be made to the public in that Member State, except that an offer of such Notes may be made to the public in that Member State:
(A)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
(B)
at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation) in the United Kingdom subject to obtaining the prior consent of the relevant dealer, agent, broker-dealer, or underwriter (as applicable) nominated by the Issuer for any such offer; or

(C)
at any time in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of Preferred Share Securities or Debt Securities referred to in (A) to (C) above shall require publication of a prospectus pursuant to Article 3 of the Prospectus Regulation, or the supplementing of a prospectus pursuant to Article 23 of the Prospectus Regulation.

Notice to Investors in the UK
No common shares or warrants, purchase contracts, units or rights in respect of such common shares (together, “Equity Securities” and each, an “Equity Security”) have been offered or will be offered pursuant to any offering using this prospectus to the public in the United Kingdom prior to the publication of a prospectus in relation to the relevant Equity Security which has been approved by the United Kingdom Financial Conduct Authority, except that such Equity Security may be offered to the public in the United Kingdom at any time:
(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) (the “UK Prospectus Regulation”); or

(c)
in any other circumstances falling within Section 86 of the FSMA, Provided that no such offer of the relevant Equity Security shall require the publication of a prospectus pursuant to Section 85 of the FSMA or a prospectus supplement pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any of the Equity Securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Equity Security to be offered so as to enable an investor to decide to purchase or subscribe for such Equity Security.
Unless the prospectus supplement in respect of any preferred shares or warrants, purchase contracts or units in respect of such preferred shares (together, “Preferred Share Securities” and each a “Preferred Share Security”) or debt securities or warrants, purchase contracts or units in respect of such debt securities (together, “Debt Securities” and each a “Debt Security”) specifies the “Prohibition of Sales to UK Retail Investors” as “Not Applicable”, then no Preferred Share Securities or Debt Securities which are the subject of such offering may be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and

(b)
The expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the relevant Preferred Share Securities or Debt Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Preferred Share Securities or Debt Securities.

If the prospectus supplement in respect of any Preferred Share Security or Debt Security specifies “Prohibition of Sales to UK Retail Investors” as “Not Applicable”, then no offering of Preferred Share Securities or Debt Securities which are the subject of such offering may be made to the public in the United Kingdom, except that an offer of such Notes may be made to the public in the United Kingdom:
(A)	at any time to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;
(B)
at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the United Kingdom subject to obtaining the prior consent of the relevant dealer, agent, broker-dealer, or underwriter (as applicable) nominated by the Issuer for any such offer; or

(C)
at any time in any other circumstances falling within section 86 of the FSMA, provided that no such offer of Preferred Share Securities or Debt Securities referred to in (A) to (C) above shall require the publication of a prospectus pursuant to section 85 of the FSMA or the supplementing of a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression “an offer of Preferred Share Securities or Debt Securities to the public” in relation to any Preferred Share Securities or Debt Securities means the communication in any form and by any means of sufficient information on the terms of the offer and the Preferred Share Securities or Debt Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Preferred Share Securities or Debt Securities.
This prospectus and any accompanying prospectus supplement are only being distributed to and are only directed at: (i) persons who are outside the United Kingdom; or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus and any accompanying prospectus supplement or any of their contents.

TAX CONSIDERATIONS
You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled “Taxation” of our Annual Report, incorporated by reference herein, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.
We will provide you with information on any material Marshall Islands and U.S. federal income tax considerations applicable to any other securities in the applicable prospectus supplement.

EXPENSES
The following are the estimated expenses, other than any underwriting discounts and commissions and expenses reimbursed by us, of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which have been or will be paid by us.
SEC registration fee	$29,520.00
FINRA filing fee	$*
Legal fees and expenses	$*
Accounting fees and expenses	$*
Miscellaneous	$*
Total	$*
*	To be provided in a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference.

VALIDITY OF SECURITIES
The validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP with respect to matters of New York law, and by Seward & Kissel LLP with respect to matters of Marshall Islands law.
EXPERTS
The combined carve-out financial statements of Toro Corp. Predecessor as of December 31, 2021 and 2022, and for the period from January 13, 2021 to December 31, 2021 and for the year ended December 31, 2022, incorporated by reference in this prospectus by reference to Toro Corp.’s annual report on Form 20-F for the fiscal year ended December 31, 2022 have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of Toro Corp. as of December 31, 2022, and for the period July 29, 2022 to December 31, 2022, incorporated by reference in this prospectus by reference to Toro Corp.’s annual report on Form 20-F for the fiscal year ended December 31, 2022 have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The office of Deloitte Certified Public Accountants, S.A. is located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
We are incorporated under the laws of the Republic of the Marshall Islands, and substantially all of our assets are located outside of the United States. Our principal executive office is located in Cyprus. In addition, the majority of our directors and officers are non-residents of the United States, and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon such persons or to bring an action against us or against these individuals in the United States if you believe that your rights have been infringed under securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Republic of the Marshall Islands and of other jurisdictions may prevent or restrict you from enforcing a judgment against our assets or our directors and officers. Although you may bring an original action against us or our affiliates in the courts of the Marshall Islands, and the courts of the Marshall Islands may impose civil liability, including monetary damages, against us or our affiliates for a cause of action arising under Marshall Islands law, it may be impracticable for you to do so.

PART II OF FORM F-3

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.	Indemnification of Directors and Officers.
Article VIII of the Bylaws of Toro Corp. (the “Registrant”) provides as follows:
Any person who is or was a Director or officer of the Company, or is or was serving at the request of the Corporation as a director or officer of another, partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Company upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the BCA, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Company shall have the power to pay in advance expenses a director or officer incurred while defending a civil or criminal proceeding, provided that the director or officer will repay the amount if it shall ultimately be determined that he or she is not entitled to indemnification under this section. Any repeal or modification of this Article VIII shall not adversely affect any rights to indemnification and to the advancement of expenses of a Director or officer of the Company existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director or officer of the Company or is or was serving at the request of the Company as a director or officer against any liability asserted against such person and incurred by such person in such capacity whether or not the Company would have the power to indemnify such person against such liability by law or under the provisions of these Bylaws.
Section 60 of the Associations Law of the Republic of the Marshall Islands provides as follows:
Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the bests interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.
Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.
Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.
Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.
Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.
Item 10.	Undertakings
Each of the undersigned registrants hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
(7)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS
Exhibit Number	Description
1.1	Form of Underwriting Agreement*
3.1	Amended & Restated Articles of Incorporation of Toro Corp. (incorporated by reference to Exhibit 1.1 to Toro’s registration statement on Form 20-F filed with the SEC on February 2, 2023).
3.2	Amended & Restated Bylaws of Toro Corp. (incorporated by reference to Exhibit 1.2 to Toro’s registration statement on Form 20-F filed with the SEC on February 2, 2023).
3.3
Statement of Designation of the Rights, Preferences and Privileges of the 1.00% Series A Fixed Rate Cumulative Perpetual Convertible Preferred Shares of Toro (incorporated by reference to Exhibit 1.3 to Toro’s registration statement on Form 20-F filed with the SEC on February 2, 2023).

3.4
Statement of Designation of the Rights, Preferences and Privileges of the Series B Preferred Shares of Toro (incorporated by reference to Exhibit 1.4 to Toro’s registration statement on Form 20-F filed with the SEC on February 2, 2023).

3.5
Statement of Designation of the Rights, Preferences and Privileges of the Series C Participating Preferred Shares of Toro (incorporated by reference to Exhibit 1.5 to Toro’s registration statement on Form 20-F filed with the SEC on February 2, 2023).

4.1
Shareholder Protection Rights Agreement by and between Toro Corp. and Broadridge Corporate Issuer Solutions, Inc., as rights agent (incorporated by reference to Exhibit 4.1 to Toro’s registration statement on Form 20-F filed with the SEC on February 2, 2023).

4.2	Subscription Agreement by and between Toro Corp. and Pani Corp., dated as of April 17, 2023.
4.4	Form of Warrant Agreement*
4.5	Form of Indenture for Debt Securities*
4.6	Form of Purchase Agreement*
4.7	Form of Unit Agreement*
4.8	Form of Rights Agreement*
5.1	Opinion of Sullivan & Cromwell LLP, United States counsel to the Company.
5.2	Opinion of Seward & Kissel LLP, Marshall Islands counsel to the Company.
8.1	Opinion of Sullivan & Cromwell LLP with respect to certain U.S. tax matters.
23.1	Consent of Independent Registered Public Accounting Firm (Deloitte Certified Public Accountants S.A.). relating to the combined carve-out financial statements of Toro Corp. Predecessor
23.2	Consent of Independent Registered Public Accounting Firm (Deloitte Certified Public Accountants S.A.). relating to the consolidated financial statements of Toro Corp.
23.3	Consent of Sullivan & Cromwell LLP (included in Exhibits 5.1 and 8.1).
23.4	Consent of Seward & Kissel LLP (included in Exhibit 5.2).
24.1	Power of Attorney (included on signature page).
107	Filing Fee Table.
*	To be filed by amendment or incorporated by reference to a subsequently filed Report on Form 6-K.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Toro Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Limassol, country of Cyprus on November 13, 2023.
TORO CORP.

By:	/s/ Petros Panagiotidis
Name:	Petros Panagiotidis
Title:	Chairman and Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints Petros Panagiotidis their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in their name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky laws of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign their name in their capacity as an Officer, Director or Authorized Representative in the United States or in any other capacity with respect to this Registration Statement (the “Registration Statement”) and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on November 13, 2023.
Signature	Title
/s/ Petros Pangiotidis	Chairman, Chief Executive Officer and Director
Petros Panagiotidis

/s/ Ioannis E. Lazaridis	Chief Financial Officer
Ioannis E. Lazaridis

/s/ Angelos Rounick Platanias	Director
Angelos Rounick Platanias

/s/ Petros Zavakopoulos	Director
Petros Zavakopoulos

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the city of Newark, State of Delaware, on November 13, 2023.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director